Exhibit 99.3

ZOETIS INC.
2013 EQUITY AND INCENTIVE PLAN
STOCK OPTION AWARD
Zoetis Inc. (the “Company”) has granted to the person named below (the “Participant”), a Non-Qualified Stock Option (the “Option”) to purchase the number of Shares of Company common stock (the “Shares”) set forth below at the exercise price per Share set forth below (the “Exercise Price”). This Option is granted under Article VI of the Zoetis Inc. 2013 Equity and Incentive Plan (the “Plan”), and is subject to all of the terms, definitions and provisions of this Stock Option Award and the Plan, which is incorporated herein by reference, as follows:
Participant Name
Date of Grant
Number of Shares subject to Option
Exercise Price    $ ____________ per Share
Expiration Date
Unless otherwise defined in this Stock Option Award, the terms used in this Stock Option Award shall have the meanings defined in the Plan. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Stock Option Award, the terms and conditions of the Plan will prevail.
1.Vesting Schedule/Exercise Schedule; Post-Termination Exercise Period.
(a)(1)    Regular Vesting Schedule/Exercise Schedule. Subject to any acceleration provisions contained in the Plan or set forth below, this Option shall vest and become exercisable in accordance with the following schedule: this Option shall vest and become exercisable with respect to 100% of the Number of Shares subject to this Option (as set forth above) on the third anniversary of the Date of Grant; provided that this Option shall cease vesting, and any unvested Options shall be forfeited, immediately upon Participant’s Termination of Employment.
Except as otherwise provided herein or in the Plan, the portion of this Option scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest in accordance with any of the provisions of this Stock Option Award unless Participant has continuously and actively been employed with, or providing services to, the Company or any of its Subsidiaries or Affiliates from the Date of Grant until the date such vesting occurs. For non-U.S. Participants and for purposes of this Option only, Termination of Employment will be deemed to be as of the date that Participant is no longer actively providing services and will not be extended by any notice period or “garden leave” that may be required contractually or under applicable law.

Notwithstanding the foregoing, the Administrator (or any delegate) shall have the sole discretion to determine when Participant is no longer employed or providing services for purposes of this Stock Option Award and participation in the Plan.
(2)    Regular Post-Termination Exercise Period. In the event of Participant’s Termination of Employment other than as a result of (i) Participant’s death, (ii) Participant’s “Total and Permanent Disability,” (iii) Participant’s “Retirement,” (iv) Participant’s termination as a result of a plant closing or “Restructuring Event,” (v) Participant’s termination without “Cause” or resignation for “Good Reason” within twenty-four (24) months following a Change in Control, or (vi) Participant’s termination for “Cause” (each as defined below), Participant may, to the extent Participant is vested in this Option, exercise this Option for up to three (3) months after Participant’s Termination of Employment, but in no event beyond the Expiration Date set forth above. If Participant dies within this 3-month post-termination exercise period, this Option, to the extent vested on the date of Termination of Employment, may be exercised for up to twelve (12) months from the date of Participant’s death, but in no event beyond the Expiration Date set forth above.
(3)    Failure to Exercise during Post-Termination Exercise Period. If Participant does not exercise this Option within the applicable post-termination option exercise period set forth in Section 1(a)(2) or the applicable provision of Section 1(b), the unexercised portion of this Option shall terminate upon expiration of the post-termination exercise period. Participant is responsible for keeping track of the expiration date of the post-termination exercise period and the option Expiration Date for this Option. The Company will not provide further notice of these dates.
(4)    Early Termination.    Notwithstanding anything stated in this Stock Option Award, this Option may be subject to earlier termination as provided in the Plan or in Section 1(a)(5) or Section 20(c) of this Stock Option Award.
(5)    Change in Control.    If this Option is not assumed or substituted in connection with a Change in Control, this Option shall become vested and exercisable in its entirety immediately prior to and contingent upon the closing of the Change in Control and this Option shall terminate in its entirety immediately following such Change in Control, provided the Company shall provide Participant with at least seven (7) days advance notice of any such termination.
(b)    Accelerated Vesting Schedules/Exercise Schedules; Alternate Post-Termination Exercise Periods. The following vesting, exercisability and post-termination exercise provisions shall apply in the following circumstances:
(1)    Death.
(i)    Vesting Schedule/Exercise Schedule. In the event of Participant’s Termination of Employment due to Participant’s death, the Option shall vest and become exercisable with respect to 100% of the Shares subject to this Option immediately upon such termination. The person named in Participant’s will or Participant’s beneficiary, as the case may be, may exercise this Option, subject to applicable law.

(ii)    Post-Termination Exercise Period. In the event of Participant’s Termination of Employment due to Participant’s death or in the event of Participant’s death following Termination of Employment, the period of time to exercise this Option depends on the time and circumstances of Participant’s death, as follows:
(A)    If Participant dies while still employed by the Company, but before Participant is eligible for Retirement, this Option may be exercised for up to twelve (12) months from the date of Participant’s death, but in no event beyond the Expiration Date set forth above.
(B)    If Participant dies while still employed by the Company and while eligible for Retirement, this Option may be exercised until the Expiration Date set forth above.
(C)    If Participant’s Termination of Employment occurs in circumstances other than those listed in clauses (i) through (vi) of paragraph 1(a)(2) above and Participant dies within the three (3) month post-termination exercise period set forth in that paragraph, this Option may be exercised, to the extent Participant was vested in the Option at the date of his or her Termination of Employment, for up to twelve (12) months from the date of Participant’s death, but in no event beyond the Expiration Date set forth above. If Participant’s Termination of Employment occurs in one of the circumstances listed in clauses (i) through (vi) of paragraph 1(a)(2), the post-termination exercise period of this Option, upon Participant’s death after Termination of Employment, shall be extended to the extent set forth in the applicable paragraph of Section 1(b).
(2)    Total and Permanent Disability.
(i)    Vesting Schedule/Exercise Schedule. In the event of Participant’s Termination of Employment due to Participant’s Total and Permanent Disability, the Option shall vest and become exercisable with respect to 100% of the Shares subject to this Option immediately upon such termination. For purposes of this Option, “Total and Permanent Disability” shall mean that the Participant is receiving long-term disability benefits under the Company’s long-term disability program.
(ii)    Post-Termination Exercise Period.
    (A)     If Participant’s Termination of Employment due to his or her Total and Permanent Disability occurs at a time when the Participant is eligible for Retirement, Participant may exercise this Option until the Expiration Date set forth above.
(B)    If Participant’s Termination of Employment due to his or her Total and Permanent Disability occurs at a time when the Participant is not eligible for Retirement, Participant may exercise this Option for up to twelve (12) months from the date of Participant’s Termination of Employment, but in no event beyond the Expiration Date set forth above.
(3)    Retirement.

(i)    Vesting Schedule/Exercise Schedule. In the event of Participant’s Termination of Employment due to Participant’s Retirement on or after the first anniversary of the Date of Grant, this Option will continue to vest and become exercisable in accordance with the Vesting Schedule/Exercise Schedule set forth in the first paragraph of Section 1(a)(1) (disregarding for this purpose any requirement to continue employment or service). For avoidance of doubt, during the period of continued vesting after a Termination of Employment due to Retirement described in the preceding sentence, until the Option has vested, it shall not be exercisable and shall be subject to forfeiture to the same extent as other unvested Options, including without limitation pursuant to Section 1(c). Notwithstanding the foregoing, if Participant dies following a Termination of Employment described in this paragraph, the Option shall immediately vest and become exercisable with respect to 100% of the Shares subject to this Option. For purposes of this Option, “Retirement” means Participant has attained a minimum of sixty-five (65) combined years of age and service with the Company or any Affiliate, and a minimum age of fifty-five (55).
(ii)    Post-Termination Exercise Period. In the event of Participant’s Termination of Employment due to his or her Retirement:
(A)    If Participant’s Termination of Employment occurs before the first anniversary of the Date of Grant, this Option shall terminate in its entirety immediately upon Participant’s Termination of Employment.
(B)    If Participant’s Termination of Employment occurs on or after the first anniversary of the Date of Grant, Participant may, to the extent this Option is vested, exercise this Option until the Expiration Date set forth above.
(4)    Termination as a Result of a Plant Closing or Restructuring Event.
(i)    Vesting Schedule/Exercise Schedule. In the event of Participant’s Termination of Employment as a result of a plant closing or Restructuring Event, the Option will vest and become exercisable with respect to 100% of the Shares subject to this Option immediately upon such Termination of Employment. For purposes of this Option, a “Restructuring Event” means an involuntary Termination of Employment without Cause (as defined below) and not related to performance, that is the direct result of (A) a “restructuring event” as determined for financial reporting purposes or (B) a divestiture or sale of a site or a business/business unit of the Company or its Affiliates.
(ii)    Post-Termination Exercise Period.
(A)    In the event of Participant’s Termination of Employment as a result of a plant closing or Restructuring Event that occurs at a time when Participant is not eligible for Retirement, Participant may exercise this Option up until the date that is three (3) months after Participant’s Termination of Employment, but in no event beyond the Expiration Date set forth above. If Participant dies within this three (3) month post-termination exercise period, this Option may be exercised for up to twelve (12) months from the date of Participant’s death, but in no event beyond the Expiration Date set forth above.

(B)    In the event of Participant’s Termination of Employment as a result of a plant closing or Restructuring Event that occurs at a time when Participant is eligible for Retirement but before the first anniversary of the Date of Grant, Participant may exercise this Option for up to twelve (12) months from the date of Participant’s Termination of Employment, but not beyond the Expiration Date set forth above.
(C)    In the event of Participant’s Termination of Employment as a result of a plant closing or Restructuring Event that occurs at a time when Participant is eligible for Retirement and that is on or after the first anniversary of the Date of Grant, Participant may exercise this Option until the Expiration Date set forth above.
(5)    Termination without Cause or Resignation for Good Reason following a Change in Control.
(i)    Vesting Schedule/Exercise Schedule. In the event of Participant’s Termination of Employment by the Company without Cause or as a result of Participant’s resignation for Good Reason, in either case upon or within twenty-four (24) months following the consummation of a Change in Control, the Option will vest and become exercisable with respect to 100% of the Shares subject to this Option immediately upon such Termination of Employment.
(ii)    Post-Termination Exercise Period. In the event of Participant’s Termination of Employment by the Company without Cause or as a result of Participant’s resignation for Good Reason, in either case, upon or within twenty-four (24) months following the consummation of a Change in Control, Participant may exercise this Option until the Expiration Date set forth above.
For purposes of this Option, “Cause” means (i) an act of dishonesty, fraud or misrepresentation made by Participant in connection with Participant’s responsibilities to the Company, (ii) Participant’s willful, material violation of any law or regulation applicable to the business of the Company; (iii) Participant’s conviction of, or plea of nolo contendere to, a felony or any crime that, in either case, has resulted in or is reasonably expected to result in material injury to the business or reputation of the Company, (iv) Participant’s willful misconduct or gross negligence in connection with carrying out Participant’s job responsibilities to the Company, (v) Participant’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom Participant owes an obligation of nondisclosure as a result of Participant’s relationship with the Company; (vi) Participant’s willful breach of any obligations under any written agreement or covenant with the Company that is injurious to the Company; (vii) Participant’s violation or disregard of any Company policy that has resulted in or is reasonably expected to result in material injury to the business or reputation of the Company; or (viii) Participant’s failure or refusal to perform Participant’s duties and responsibilities to the Company. For purposes of clarity, all references in this paragraph to the Company shall include references to any Affiliate and any successor to the Company or any Affiliate, and a termination without “Cause” does not include any termination that occurs as a result of Participant’s death or disability.
For purposes of this Award, “Good Reason” means Participant’s resignation due to the occurrence of any of the following conditions which occurs without Participant’s written consent,

provided that the requirements regarding advance notice and an opportunity to cure set forth below are satisfied: (i) a material reduction of Participant’s base compensation (other than as part of an across-the-board salary reduction applicable to all similarly situated employees); (ii) a material reduction of Participant’s duties, authority, responsibilities or reporting relationship, relative to Participant’s duties, authority, responsibilities or reporting relationship as in effect immediately prior to such reduction; or (iii) the Company (or a successor, if appropriate) requires Participant to relocate to a facility or location more than twenty-five (25) miles away from the location at which Participant was working immediately prior to the required relocation and such relocation increases Participant’s one way commute by thirty (30) minutes or more during normal commuting hours and under typical traffic conditions.  In order for Participant to resign for Good Reason, Participant must provide written notice to the Company of the existence of the Good Reason condition within sixty (60) days of the initial existence of such Good Reason condition. Upon receipt of such notice, the Company will have thirty (30) days during which it may remedy the Good Reason condition. If the Good Reason condition is not remedied within such thirty (30) day period, Participant may resign based on the Good Reason condition specified in the notice effective no later than thirty (30) days following the expiration of the Company’s thirty (30) day cure period.
(6)    Termination for Cause. In the event of Participant’s Termination of Employment for Cause, this Option (including any vested portion thereof) shall immediately terminate in its entirety and be forfeited upon first notification to Participant of such termination for Cause. If Participant’s employment is suspended pending an investigation as to whether he or she will be terminated for Cause, all of Participant’s rights under this Option, including the right to exercise this Option, shall be suspended during the investigation period.
(c)    Other Forfeiture and Clawback Provisions.
(1)    Forfeiture for Inappropriate Activity. To the extent permitted by applicable law, if at any time Participant engages in any of the activities listed below, this Option (including any vested portion thereof) shall immediately terminate in its entirety and be forfeited without consideration. The activities subject to this paragraph are any activity inimical, contrary or harmful to the interests of the Company or any Affiliate, including, but not limited to: (A) conduct related to Participant’s employment for which either criminal or civil penalties against Participant may be sought, (B) violation of Company or any Affiliate policies, including, without limitation, the Company’s insider trading policy, (C) accepting employment with or serving as a consultant, advisor or in any other capacity to a person or entity that is in competition with or acting against the interest of the Company or any Affiliate while employed by the Company or an Affiliate, (D) disclosing or misusing any confidential information or material concerning the Company or any Affiliate, or (E) participating in an attempted hostile takeover of the Company.
(2)     Clawback for Financial Restatement or Misconduct.     To the extent permitted by applicable law, (A) if either the grant or the compensation realized under this Stock Option Award was based on the achievement of financial results that were subsequently materially restated (other than a restatement due to a change in accounting principles) and such restatement caused the Company to reissue previously audited financial statements and the related audit opinions, or (B) if Participant was determined to have altered the financial or operational results used to determine the amount earned under any Award under the Plan through fraud or material misconduct, then (i) any compensation realized by a Participant under this Option (as determined by the option spread at the time of exercise) within three years prior to the date of such financial restatement or determination of financial misconduct shall be recoverable by the Company, and (ii) all remaining portions of this Option shall be cancelled and forfeited. In addition, with respect to circumstances or time periods not covered by the preceding sentence, the Company shall recover all or a portion of any compensation realized by Participant attributable to the grant or exercise of this Option or the sale of shares acquired upon such exercise, as defined in and to the extent required by regulations or stock exchange requirements adopted pursuant to the Dodd-Frank Act.
2.    Exercise of Option.
(a)    Right to Exercise. This Option may be exercised only to the extent, and at the times, permitted pursuant to the terms set forth this Stock Option Award and the Plan.
(b)    Method of Exercise. This Option may only be exercised in a manner, and pursuant to such procedures, as the Administrator may determine from time to time, provided any such exercise procedure shall include a statement of Participant’s election to exercise this Option, the number of Shares in respect of which this Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company. The election to exercise must be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option will be deemed to be exercised only upon receipt by the Company of Participant’s election to exercise, the aggregate Exercise Price for the Exercised Shares, and any payment or satisfaction in a manner acceptable to the Administrator of any applicable Tax-Related Items.
3.    Method of Payment. Payment of the aggregate Exercise Price may be by any of the following, or a combination thereof, at the election of Participant:
(a)    cash or check (denominated in U.S. dollars) or a means of electronic payment acceptable to the Company or third party administrator;
(b)    consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan and executed via a broker or other third party vendor;
(c)    Shares (including Shares issuable pursuant to the exercise of the Option, and surrender or attestation of already-owned Shares) which have a Fair Market Value on the date of exercise equal to the aggregate Exercise Price of the Exercised Shares, provided that accepting such Shares, in the sole discretion of the Administrator, will not result in any adverse accounting consequences to the Company; or
(d)    such other consideration as may be specified by the Administrator from time to time.

Participant understands and agrees that any cross-border remittance made to exercise this Option or transfer proceeds received upon the sale of Shares must be made through a locally authorized financial institution or registered foreign exchange agency, and may require Participant to provide such entity with certain information regarding the transaction.
4.    Tax Obligations.
(a)    Taxes and other Required Payments. Regardless of any action the Company or Participant’s employer (the “Employer”) takes with respect to any or all applicable national, local, or other taxes or social contributions, withholdings, required deductions, or other payments, if any, that arise upon the grant, vesting, or exercise of this Option, the holding or subsequent sale of Shares, and the receipt of dividends, if any (“Tax-Related Items”), Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by Participant is and remains Participant’s responsibility, and may exceed the amount actually withheld by the Company or the Employer. Participant agrees to make adequate provision for (and indemnify the Company and any Subsidiary or Affiliate for) any Tax-Related Items. Participant further acknowledges and agrees that Participant is solely responsible for filing all relevant documentation that may be required in relation to this Option or any Tax-Related Items other than filings or documentation that is the specific obligation of the Company or any Subsidiary or Affiliate pursuant to applicable law, such as but not limited to personal income tax returns or reporting statements in relation to the grant, vesting or exercise of this Option, the holding of Shares or any bank or brokerage account, the subsequent sale of Shares, and the receipt of any dividends. Participant further acknowledges that the Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Option, including the grant, vesting, or exercise of this Option, the holding or subsequent sale of Shares acquired under the Plan and the receipt of dividends, if any; and (ii) do not commit to and are under no obligation to structure the terms of this Option or any aspect of this Option to reduce or eliminate Participant’s liability for Tax-Related Items, or achieve any particular tax result. Participant also understands that applicable laws may require varying Share or Option valuation methods for purposes of calculating Tax-Related Items, and the Company assumes no responsibility or liability in relation to any such valuation.  The Company is also not responsible or liable for any calculation or reporting of income or Tax-Related Items that may be required of Participant under applicable laws. Further, if Participant has become subject to Tax-Related Items in more than one jurisdiction, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)    Notwithstanding any contrary provision of this Stock Option Award, no Shares will be issued or other payment made to Participant (or his or her estate or beneficiary) pursuant to or with respect to this Option unless and until satisfactory arrangements (as determined by the Administrator) have been made with respect to the payment of any Tax-Related Items that the Company determines must be satisfied with respect to this Option. The Company may require Participant to satisfy applicable tax withholding obligations by one or a combination of the following methods:
(i)    paying cash at the time of exercise of the Option;

(ii)    having the Company or the Employer withhold the required amount from Participant’s wages or other cash compensation;
(iii)    minimum statutory withholding from proceeds of the sale of Shares acquired upon exercise of this Option, through a mandatory sale executed by a broker or other third party vendor in accordance with procedures approved by the Company;
(iv)    minimum statutory withholding in Shares to be issued upon exercise of this Option;
(v)    surrendering already-owned Shares having a Fair Market Value equal to the minimum statutory withholding; or
(vi)    pursuant to such other procedures as may be specified by the Administrator from time to time.
The Company in its discretion will have the right (but not the obligation) to satisfy any Tax-Related Items by reducing the number of Shares otherwise deliverable to Participant or by withholding such amounts from other compensation payable to Participant. If the obligation for Tax-Related Items is satisfied by withholding Shares, Participant is deemed to have been issued the full number of Shares purchased for tax purposes, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items due as a result of Participant’s participation in the Plan. Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to issue or deliver the Shares or the proceeds of the sale of Shares if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.
5.    Rights as Stockholder. Until the issuance of the Shares subject to this Option (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a holder of capital stock shall exist with respect to this Option, notwithstanding the exercise of this Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 3.2 of the Plan.
6.    No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THIS OPTION PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE EMPLOYER) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS STOCK OPTION AWARD, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE EMPLOYER) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE (SUBJECT TO APPLICABLE LAW).

7.    Nature of Grant. In accepting this Option, Participant acknowledges that:
(a)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;
(b)    the grant of this Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if Options have been granted repeatedly in the past;
(c)    all decisions with respect to future awards of Options, if any, will be at the sole discretion of the Company;
(d)    Participant’s participation in the Plan is voluntary;
(e)    this Option and the Shares subject to this Option are extraordinary items that do not constitute regular compensation for services rendered to the Company or the Employer, and that are outside the scope of Participant’s employment contract, if any;
(f)    this Option and the Shares subject to this Option are not intended to replace any pension rights or compensation;
(g)    this Option and the Shares subject to this Option are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, or end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer;
(h)    the future value of the underlying Shares is unknown and cannot be predicted with certainty; further, if Participant exercises this Option and obtains Shares, the value of the Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price;
(i)    Participant understands that neither the Company, nor any affiliate is responsible for any foreign exchange fluctuation between local currency and the United States Dollar or the selection by the Company or any affiliate in its sole discretion of an applicable foreign currency exchange rate that may affect the value of this Option (or the calculation of income or Tax-Related Items thereunder);
(j)    in consideration of the grant of this Option, no claim or entitlement to compensation or damages shall arise from forfeiture of this Option resulting from termination of employment by the Employer (for any reason whatsoever and whether or not in breach of local labor laws), and Participant irrevocably releases the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim; and

(k)    this Option and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a Change in Control, merger, take-over or transfer of liability.
8.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of the Shares underlying this Option. Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.
9.    Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Participant’s personal data as described in this Stock Option Award by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. Participant understands that refusal or withdrawal of consent may affect Participant’s ability to participate in the Plan or to realize benefits from this Option.
Participant understands that the Company and its Affiliates may hold certain personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Affiliate, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Personal Data”). Participant understands that Personal Data may be transferred to any Affiliate or third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the United States, Participant’s country (if different than the United States), or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country.
10.    Address for Notices. Except as required under Section 15, any notice to be given to the Company under the terms of this Stock Option Award shall be addressed to the Company, in care of its General Counsel at Zoetis Inc., 100 Campus Drive, Florham Park, New Jersey 07932, or at such other address as the Company may hereafter designate in writing.
11.    Non-Transferability of Option. This Option may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant.
12.    Binding Agreement. Subject to the limitation on transferability contained in this Stock Option Award, this Option and this Stock Option Award will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
13.    Additional Conditions to Issuance of Shares. If at any time the Company will determine, in its discretion, that the listing, registration or qualification of this Option or the Shares upon any securities exchange or under any state, federal or foreign law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the grant of this Option or the issuance of Shares to Participant (or his or her beneficiary or estate), such grant or issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. Assuming such compliance, for income tax purposes the Exercised Shares will be considered transferred to Participant on the date this Option is exercised with respect to such Exercised Shares, subject to applicable law. The Company shall not be obligated to treat this Option as outstanding or issue any Shares pursuant to this Option at any time if the grant of this Option, the issuance of Shares pursuant to this Option, or the exercise of an Option by Participant, violates or is not in compliance with any laws, rules or regulations of the United States or any state or country.
14.    Administrator Authority. The Administrator has the power to interpret the Plan and this Stock Option Award and to adopt such rules for the administration, interpretation and application of the Plan and this Stock Option Award as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any portions of this Option or Shares subject to this Option have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Stock Option Award.
15.    Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to this Option, any future options or other equity awards granted by the Company, whether under the Plan or otherwise, or any other Company securities by electronic means. By accepting this Option, whether electronically or otherwise, Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company, including but not limited to the use of electronic signatures or click-through electronic acceptance of terms and conditions.
16.    Language. If Participant has received this Stock Option Award, including appendices, or any other document related to the Plan translated into a language other than English, and the meaning of the translated version is different than the English version, the English version will control.
17.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on this Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with applicable law or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. Furthermore, Participant understands that the laws of the country in which he or she is resident at the time of grant, vesting, and/or exercise of this Option or the holding or disposition of Shares or receipt of dividends, if any (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent exercise of this Option or the issuance of Shares, or may subject Participant to additional procedural or regulatory requirements he or she is solely responsible for and will have to independently fulfill in relation to this Option or the Shares. Notwithstanding any provision herein, this Option and any Shares issuable hereunder shall be subject to any special terms and conditions or disclosures as set forth in any addendum for Participant’s country (the “Country-Specific Addendum,)” which forms part this Stock Option Award.
18.    Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Stock Option Award.
19.    Severability. In the event that any provision in this Stock Option Award will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Stock Option Award.
20.    Modifications to Stock Option Award.
(a)    This Stock Option Award and the Plan constitute the entire understanding of the parties on the subjects covered. Participant expressly warrants that he or she is not accepting this Stock Option Award in reliance on any promises, representations, or inducements other than those contained herein.
(b)    In the event of a Change in Capitalization (as defined in Section 3.2 of the Plan), the Administrator shall make equitable adjustments to this Stock Option Award as provided in Section 3.2 of the Plan. Except as provided in the preceding sentence, modifications to this Stock Option Award can be made only in an express written contract executed by a duly authorized officer of the Company.
(c)    The Administrator expressly reserves the right to terminate this Option prior to the Expiration Date, in which case the unexercised portion of this Option shall become fully vested (without proration to reflect the shortened vesting period) and the Administrator may provide in its sole discretion either (i) that Participant shall have at least ten (10) business days to exercise the Option after which any unexercised portion of the Option shall be cancelled without consideration, or (ii) that the unexercised portion of the Option shall be cancelled in exchange for payment of cash, Shares, or other property having an aggregate Fair Market Value equal to (x) the aggregate Fair Market Value of the Shares subject to the unexercised portion of the Option, reduced by (y) the aggregate exercise price for such Shares (and if the exercise price per Share equals or exceeds the Fair Market Value per Share, such cancellation shall be without consideration).
(d)    Notwithstanding anything to the contrary in the Plan or this Stock Option Award, the Company reserves the right to revise this Stock Option Award as it deems necessary or advisable, in its sole discretion and without the consent of Participant, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code in connection to this Option.
21.    Governing Law. This Stock Option Award will be governed by the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises under this Option, this Stock Option Award or the Plan, the parties hereby submit to and consent to the jurisdiction of the State of New Jersey, and agree that such litigation will be conducted in the state courts of Morris County, New Jersey, or the federal courts of the United States for the District of New Jersey, and no other courts.
22.    Acceptance of Award. By Participant’s acceptance of this Stock Option Award, Participant and the Company agree that this Option is granted under and governed by the terms and conditions of this Stock Option Award (including any Country-Specific Addendum hereto) and the Plan, and any ancillary documents, all of which are being delivered simultaneously with, and made a part of, this Stock Option Award. In addition, Participant acknowledges and agrees that Participant has reviewed the Plan and this Stock Option Award in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this Stock Option Award and fully understands all provisions of the Plan and this Stock Option Award. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Stock Option Award. Participant further agrees to notify the Company upon any change in Participant’s residence address.

Exhibit 99.3

Country-Specific Addendum to the Stock Option Award

This Addendum includes additional country-specific notices, disclaimers, and/or terms and conditions that apply to individuals in the countries listed below and that may be material to Participant’s participation in the Plan. This information may be material to Participant’s participation in the Plan. Participant is solely responsible for any obligations outlined, as well as general tax or other obligations that may apply. As local laws are often complex and change frequently and the information provided is general in nature and may not apply to Participant’s specific situation, the Company cannot assure Participant of any particular result, and Participant should seek his or her own professional legal and tax advice. This Addendum forms part of the Stock Option Award and should be read in conjunction with the Stock Option Award and the Plan. Unless otherwise noted, capitalized terms shall take the same definitions assigned to them under the Plan and the Stock Option Award.

Securities Law Notice: Unless otherwise noted, neither the Company nor the Shares are registered with any local stock exchange or under the control of any local securities regulator outside the United States. The Plan, grant documentation, and any other communications or materials that Participant may receive regarding participation in the Plan do not constitute advertising or an offering of securities outside the United States. The issuance of securities described in any Plan-related documents is not intended for public offering or circulation in Participant’s jurisdiction.

European Union
Data Privacy.  The following supplements the Section 11 of the Stock Option Award:

Participant understands that Personal Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan. Participant understands that he or she may, at any time, view his or her Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data or refuse or withdraw the consents herein, without cost, by contacting in writing Participant’s human resources representative.

Argentina
Cashless Exercise. Due to legal restrictions, Participant may exercise Participant’s Options via cashless exercise methods only.

Foreign Exchange Information. US dollar transactions must be conducted through financial intermediaries authorized by the Argentine Central Bank. Under amendments in 2012 to Argentine foreign exchange restrictions, the transfer of funds outside Argentina may be limited or restricted. US dollar proceeds from an option exercise or other sale of stock by a participant, when remitted to Argentina, are subject to conversion to Argentine pesos at applicable exchange rates and subject to any applicable regulations of the Central Bank. In addition, the transfer of funds into Argentina as a repatriation of a portfolio investment abroad may be subject to a 365-day deposit and holding with an Argentine financial institution. Please confirm the foreign exchange requirements with Participant’s local bank before any transfer of funds in or out of Argentina.

Austria
Foreign Ownership Reporting. If Participant is an Austrian national who owns securities in foreign deposits, Participant must file an annual notification with the Austrian National Bank if the value of the securities in foreign deposits exceeds EUR 5 million or equivalent at the end of the year. If the value of these securities in foreign deposits exceeds EUR 30 million or equivalent at the end of a quarter, then these notifications shall be made quarterly.

Belgium
Belgium Option Offer Documentation.  The Option is also subject to the terms, acceptance procedures, and undertaking in the separate Belgium Option Offer Documentation, which may require Participant to take additional steps in respect of the Option. Please refer to the separate Belgium Option Offer Documentation for further information regarding accepting Participant’s Option and the timing of taxation.

Brazil
Foreign Ownership Reporting. If Participant is a resident of Brazil, Participant will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil (“BACEN”) if the aggregate value of such assets and rights (including any capital gain, dividend or profit attributable to such assets) is equal to or greater than US $100,000. The reporting should be completed at the beginning of the year.

Canada
Foreign Share Ownership Reporting. If Participant is a Canadian resident, Participant’s ownership of certain foreign property (including shares of foreign corporations) in excess of $100,000 may be subject to ongoing annual reporting obligations. Please refer to CRA Form T1135 (Foreign Income Verification Statement) and consult your tax advisor for further details.  It is your responsibility to comply with all applicable tax reporting requirements.

Quebec: Consent to Receive Information in English. The following applies if Participant is a resident of Quebec: The parties acknowledge that it is their express wish that this Stock Option Award, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Les parties reconnaissent avoir exigé la redaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procedures judiciaries intentées, directement ou indirectement, relativement à la présente convention.

Chile
Foreign Exchange Information. It is Participant’s responsibility to make sure that Participant complies with foreign exchange requirements in Chile when the value of any Option or Share transaction is in excess of US $10,000, regardless of whether Participant exercises Participant’s Option through a cash exercise or cashless method.  If Participant’s aggregate investments held outside of Chile exceeds US $5,000,000 (including the investments made under the Plan), Participant must report the investments annually to the Central Bank.

Chile
Securities Law Information. Neither the Company nor the Shares are registered with the Chilean Registry of Securities or under the control of the Chilean Superintendence of Securities.

Exchange Control Information. It is Participant’s responsibility to make sure that he or she complies with exchange control requirements in Chile when the value of any Share transaction is in excess of US $10,000.  If Participant’s aggregate investments held outside of Chile exceeds US $5,000,000 (including the investments made under the Plan), Participant must report the investments annually to the Central Bank.

China
Foreign Exchange and Tax Process Information. By accepting this Option, you agree to the following

The Option may be exercised via cashless exercise methods only. Following the vesting of your Options, you may exercise any or all of your vested Options by providing irrevocable instructions to the Company’s stock plan service provider, which currently is Merrill Lynch, Pierce, Fenner & Smith Incorporated (referred to herein as “Merrill Lynch Bank of America” or “MLBA”). Upon your instruction to exercise, MLBA will simultaneously sell (out of the Shares subject to the Options exercised) the number of Shares that is sufficient to pay the exercise price of the Options you are exercising, as well as applicable brokerage fees.

You may immediately sell the remaining Shares you receive upon the exercise of your Options or hold the Shares in your MLBA participant account to sell at a later date. However, you will not be permitted to move your Shares out of the MLBA participant account other than upon the sale of such shares.

Per the terms of the Award, any vested Options must be exercised within 90 days following your termination. Any Options that are not exercised within 90 days following your termination shall be forfeited. Furthermore, you are not permitted to hold any Shares received under the Plan after 180 days following your termination of employment. Any Shares received from an exercise will be subject to sale by the 180th day after termination. You hereby direct and authorize Zoetis and MLBA to sell your Shares at such time, and you agree to sign any power of attorney or other form that may be required by Zoetis or MLBA to undertake such action at such time.

Due to foreign exchange restrictions in China, you are required to immediately repatriate all proceeds that you receive from dividend payments (if any) and/or the above sale of Shares to China through a domestic special-purpose foreign exchange account that Zoetis has established for this purpose. Funds received upon the sale of Shares may not be reinvested or used to purchase other assets in the United States. By accepting this award, you agree to this repatriation process. MLBA will remit the proceeds from any sale of Shares, less any commissions or other fees, directly to the Company’s special-purpose foreign exchange account.

Under current Zoetis policy, the proceeds will then be distributed to your individual USD or RMB (as specified by Zoetis) account, subject to Zoetis’s determination that you have paid (through payroll withholdings, direct reimbursement to your employer, net share withholding, sell-to-cover, or other method as specified by Zoetis) any tax amounts that are due. Alternatively and at the Company’s discretion, the proceeds may also be sent to your local employer for distribution to you through payroll, also subject to Zoetis’s determination that you have paid (through payroll withholdings, direct reimbursement to your employer, net share withholding, sell-to-cover, or other method as specified by Zoetis) any tax amounts that are due. Zoetis also reserves the right to transfer a portion of or all proceeds to the local entity or to the tax authorities to pay any tax amounts that are due.

You further acknowledge that any award you receive under the Plan is taxable as per personal income tax law of China. You accept that paying personal income tax is your legal responsibility and that the employer has the obligation to withhold related personal income tax in China. You understand and agree to the procedures described to be applied to the Shares and income you may receive in relation to this Option.

Please note that Option and Share transactions are processed in US Dollars. However, the calculation and submission of Personal Income Tax in China (“PIT”) are required to be in Chinese Yuan. You agree that the exchange rate applicable to the calculation of PIT shall be as determined by the Company in its sole discretion. Furthermore, the Company will submit a tax return and make a payment on your behalf as required under PRC law. You authorize the Company, at its discretion, to deduct personal income tax payable through your monthly payroll. You also agree to make immediate payment to the Company if the salary deduction is not sufficient for the required personal income tax withholding. In addition, you authorize the Company to withhold a sufficient number of Shares under the Option to cover the taxes due, to sell a sufficient number of Shares under the Option to cover the taxes due, or to take any other measures permitted under the Plan or my grant agreement to cover the taxes due.

If requested by the Company, you are responsible for providing a personal domestic bank account to receive the stock sale proceeds in US Dollars. You are responsible for the accuracy of the account information provided to the Company and for ensuring that the bank account is able to receive deposits in US Dollars. You acknowledge that the Company and your employer will not release any proceeds to you, whether to a designated personal bank or through payroll, until the payment of the full amount of the PIT is received by the Company or your employer (as evidenced by a tax payment slip).

Please note that the foreign exchange and tax processes that are deemed necessary or advisable by the Company in order to comply with the requirements of the State Administration Foreign Exchange and other PRC laws and to otherwise administer the Plan are subject to change. The Company may unilaterally change any of the above procedures if the Company in its sole discretion seems it necessary or advisable to make such change.

Colombia
Foreign Ownership Reporting. Prior approval from a government authority is not required to exercise Options or hold Shares. However, if the purchase of foreign securities is made through a foreign exchange intermediary (i.e., with funds located in Colombia that are then transferred abroad), a Form No. 4 will be required in order to register the investment with the Colombian Central Bank. The purchase of foreign securities may also be completed with funds you already hold abroad. In this scenario, no investment registration is required unless the value of foreign investments, including the value of any equity awards, equals or exceeds US $500,000. In such case, the investments must be registered with the Colombian Central Bank by June 30th of the following year by filing a Form No. 11.

Croatia
Foreign Ownership Reporting.  Croatian residents may be required to report foreign investments and related transactions to the Croatian National Bank under certain circumstances, including but not limited to if the Croatian resident holds 10% or more ownership in a non-Croatian legal entity or if dividends over HRK 50,000 are received in one month. Optionee should consult his personal legal and tax advisor to confirm any other applicable requirements. The prescribed forms are available from the CNB.

Czech Republic
Foreign Exchange Information. Participant may be required by the Czech National Bank to report any remittances abroad of CZK 1 million or more. This could apply to the transfer of funds to exercise Options, and Participant is recommended to consult with his or her personal advisor regarding any such requirement.

Ecuador
Foreign Exchange Information.  Please note that a withholding tax of 2% is applied to amounts exceeding US $1,000 remitted abroad (including for the purpose of exercising Options) by any person in Ecuador by any means.

France
No Tax Qualification. This grant is not intended to be a tax-qualified award and is not granted under any Sub-Plan for French tax purposes. Accordingly, the relevant vesting and termination provisions will be as stated in the Stock Option Award.

Foreign Ownership Information. Residents of France with foreign account balances in excess of EUR 1 million or its equivalent must report monthly to the Bank of France.

Consent to Receive Information in English. Participant confirms that he or she has read and understands the documents relating to this grant (the Plan and this Stock Option Award) which were provided to Participant in the English language. Participant accepts the terms of those documents accordingly.  Vous confirmez avoir lu et compris les documents relatifs à cette attribution (le Plan et ce Contrat) qui vous ont été communiqués en langue anglaise. Vous en acceptez les termes en connaissance de cause.

India
Repatriation Requirement. Participant shall take all reasonable steps to repatriate to India immediately all foreign exchange received by Participant as a consequence of Participant’s participation in the Plan and in any case not later than 90 days from the date of sale of Shares so acquired by Participant under the Plan. Further, Participant shall in no case take any action (or refrain from taking any action) that has the effect of a) delaying the receipt by Participant of the whole or part of such foreign exchange; or b) eliminating the foreign exchange in whole or in part to be receivable by Participant.

Upon receipt or realization of the foreign exchange in India, including in relation to any dividend payments, Participant shall surrender the received or realised foreign exchange to an authorised person within a period of 180 days from the date of such receipt or realisation, as the case may be. Please note that Participant should keep the remittance certificate received from the bank where foreign currency is deposited in the event that the Reserve Bank of India, the Company, or Participant’s employer requests proof of repatriation.

Due to the above repatriation requirement, Participant will not be permitted in any Company dividend reinvestment program (if any).

Ireland
Director Notification Obligation. If Participant is a director or shadow director of the Company or a Subsidiary or Affiliate, Participant may be subject to special reporting requirements with regard to the acquisition of Shares or rights over Shares (including acquisitions by Participant’s spouse or children). Participant should contact his or her personal legal advisor for further details if Participant is a director or shadow director.

Italy
Cashless Exercise. Due to legal restrictions, Participant may exercise Participant’s Options via cashless exercise methods only.

Foreign Exchange Information. Participant may be required to report on Participant’s annual tax return any transfer abroad in excess of EUR 10,000 and not delivered by an authorized Italian bank.

Data Privacy Consent. Pursuant to Legislative Decree no. 196/2003, the Controller of personal data processing is Zoetis Inc., with registered offices at 100 Campus Drive, Florham Park, New Jersey 07932 USA, and its Representative in Italy for privacy purposes is the Participant’s human resources representative, ZoetisCompensation@zoetis.com.

I understand that Personal Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Personal Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/200.

The processing activity, including the communication and transfer of my Personal Data abroad, including outside of the European Union, as herein specified and pursuant to applicable laws and regulations, does not require my consent thereto as the processing is necessary for the performance of contractual obligations related to the implementation, administration and management of the Plan. I understand that the use of my Personal Data will be minimized where it is not necessary for the implementation, administration and management of the Plan. I further understand that, pursuant to Section 7 of the Legislative Decree no. 196/2003, I have the right to, including but not limited to, access, delete, update, ask for rectification of my Personal Data and stop, for legitimate reason, the Personal Data processing. Furthermore, I am aware that my Personal Data will not be used for direct marketing purposes.

Japan
Securities Acquisition Report.  If you acquire Shares valued at more than ¥100,000,000 in a single transaction, you must file a Securities Acquisition Report with the Ministry of Finance (“MOF”) through the Bank of Japan within 20 days of the exercise of the Option.

In addition, if you pay more than ¥30,000,000 in a single transaction for the Shares at exercise of the Option, you must file a Payment Report with the MOF through the Bank of Japan by the 20th day of the month following the month in which the payment was made. The precise reporting requirements vary depending on whether the relevant payment is made through a bank in Japan.

A Payment Report is required independently of a Securities Acquisition Report. Consequently, if the total amount that you pay on a one-time basis at exercise of the Option exceeds ¥100,000,000, you must file both a Payment Report and a Securities Acquisition Report.

Korea
Repatriation Requirement. Please note that proceeds received from the sale of stock overseas must be repatriated to Korea within eighteen (18) months if such proceeds exceed US $500,000 per sale. Separate sales may be deemed a single sale if the sole purpose of separate sales was to avoid a sale exceeding the US $500,000 per sale threshold.

Malaysia
Securities Law Notice. The grant of Zoetis equity awards in Malaysia constitutes or relates to an ‘excluded offer,’ ‘excluded invitation,’ or ‘excluded issue’ pursuant to Section 229 and Section 230 of the CMSA, and as a consequence no prospectus is required to be registered with the Securities Commission of Malaysia. The Stock Option Award does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Securities Commission in Malaysia under the CMSA.

Mexico
Labor Law Statement.  The invitation Zoetis is making under the Plan is unilateral and discretionary and is not related to the salary and other contractual benefits granted to Participant by Participant’s employer. Zoetis reserves the absolute right to amend the Plan and discontinue it at any time without any liability to Participant. This invitation and, in Participant’s case, the acquisition of shares does not, in any way, establish a labor relationship between Participant and Zoetis, nor does it establish any rights between Participant and Participant’s employer.

La invitación que Zoetis hace en relación con el Plan es unilateral y discrecional, por lo tanto, Zoetis se reserva el derecho absoluto para modificar o terminar el mismo, sin ninguna responsabilidad para usted. Esta invitación y, en su caso, la adquisición de acciones, de ninguna manera establecen relación laboral alguna entre usted y Zoetis y tampoco establece derecho alguno entre usted y su empleador.

New Zealand
Securities Law Notice. This is an offer of Options over ordinary shares in Zoetis Inc. (“Zoetis”). Zoetis shares give you a stake in the ownership of Zoetis. You may receive a return if dividends or dividend equivalents are paid.

If Zoetis runs into financial difficulties and is wound up, shareholders will only be paid after all creditors have been paid. You may lose some or all of your investment.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision.

The usual rules do not apply to this offer because it is made under an employee share purchase scheme. As a result, you may not be given all the information usually required. You will also have fewer other legal protections for this investment.

Ask questions, read all documents carefully, and seek independent financial advice before committing yourself.

Options may not be transferred other than by will or by the laws of descent or distribution and may be exercised during your lifetime only by you, subject to the terms of the Agreement. If you receive shares upon Option exercise, you may sell such shares, subject to any applicable insider trading laws or other regulations and any other trading restrictions imposed by Zoetis.

Zoetis shares are quoted on the New York Stock Exchange. This means you may be able to sell them on the New York Stock Exchange if there are interested buyers. You may get less than you invested. The price will depend on the demand for the Zoetis shares.

In addition, you are directed to Zoetis’ most recent annual report and published financial statements.   In compliance with New Zealand securities law, you are hereby notified that the documents listed below are available for your review on Zoetis’ external and internal sites at the web addresses listed below:

•    Zoetis’ most recent Annual Report (Form 10-K) – www.zoetis.com (see “Investor Relations”);
•    Zoetis’ most recent published financial statements – www.zoetis.com (see “Investor Relations”);
•    The Plan – http://thezone.corp.zoetis.com/functions/HrForMe;
•    The Plan Prospectus – http://thezone.corp.zoetis.com/functions/HrForMe; and
•    The Agreement (of which this Appendix is a Part) – http://thezone.corp.zoetis.com/functions/HrForMe.

A copy of the above documents will be sent to you free of charge upon request to ZoetisCompensation@zoetis.com. You should read the materials provided carefully before making a decision whether to participate in the Plan.  When reading these materials, please note all references to the exercise price are listed in US dollars.  In addition, please consult your tax advisor for specific information concerning your personal tax situation with regard to Plan participation.

Philippines
Securities Law Notice. This offering is subject to exemption from the requirements of registration with the Philippines Securities and Exchange Commission under Section 10.1 (k) of the Philippines Securities Regulation Code.  THE SECURITIES BEING OFFERED OR SOLD HAVE NOT BEEN REGISTERED WITH THE PHILIPPINES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES REGULATION CODE. ANY FUTURE OFFER OR SALE THEREOF IS SUBJECT TO REGISTRATION REQUIREMENTS UNDER THE CODE UNLESS SUCH OFFER OR SALE QUALIFIES AS AN EXEMPT TRANSACTION.

Poland
Foreign Ownership Reporting. If Participant holds more than PLN 7,000,000 in foreign securities (including Shares) at year-end, Participant is required to report quarterly to the National Bank of Poland regarding the number and value of such securities. Such reports are filed on special forms available on the website of the National Bank of Poland. Additional forms are required if Participant holds 10% or more of the voting rights in a foreign entity.

Singapore
Securities Law Notice. This Option grant and the Shares to be issued hereunder shall be made available only to an employee of the Company or its Subsidiary or Affiliate, in reliance of the prospectus exemption set out in Section 273(1)(f) of the Securities and Futures Act (Chapter 289) of Singapore. In addition, Participant agrees, by his or her acceptance of this grant, not to sell any Shares within six months of the date of grant. Please note that neither this Stock Option Award nor any other document or material in connection with this offer of the Option and the Shares has been or will be lodged, registered or reviewed by any regulatory authority in Singapore.

Director Reporting. If Participant is a director or shadow director of the Company or a Subsidiary or Affiliate, Participant may be subject to special reporting requirements with regard to the acquisition of Shares or rights over Shares. Participant should contact his or her personal legal advisor for further details if Participant is a director or shadow director.

Exit Tax / Deemed Exercise Rule. If Participant has received Options in relation to Participant’s employment in Singapore, please note that if Participant is 1) a permanent resident of Singapore and leave Singapore permanently or are transferred out of Singapore; or 2) neither a Singapore citizen nor permanent resident and either cease employment in Singapore or leave Singapore for any period exceeding 3 months, Participant will likely be taxed on Participant’s Options on a “deemed exercise” basis, even if Participant’s Options have not yet vested.  Participant should discuss his or her tax treatment with Participant’s personal tax advisor.

South Africa
Foreign Exchange Restrictions.  Any cross-border fund transfers made in order to exercise Options or to receive proceeds from the sale of any Shares are subject to the requirements of the South African Reserve Bank.  Assuming Participant is a South African taxpayer in good standing and over the age of 18 years, he is allowed, in terms of his annual investment allowance, to invest a total of ZAR 4 million per calendar year outside the common monetary area and to partake in share incentive or share option schemes offered by foreign parent companies.  However, in order to remit funds to purchase shares upon Option exercise, Participant must complete a SARS Application for Tax Clearance Certificate and submit it to the tax authorities to receive a Tax Clearance Certificate.  Once this is done, Participant may take the Tax Clearance Certificate, along with his ID (including a copy), to the Authorised Dealer at his commercial bank that will process the foreign payment.  Please note that the Company is not responsible for obtaining a valid Tax Clearance Certificate.

Spain
Foreign Ownership Reporting. If the Participant is a Spanish resident, his acquisition, purchase, ownership, and/or sale of foreign-listed stock may be subject to ongoing annual reporting obligations with the Dirección General de Politica Comercial e Inversiones Exteriores (“DGPCIE”) of the Ministerio de Economia, the Bank of Spain, and/or the tax authorities. These requirements change periodically, so the Participant should consult his personal advisor to determine the specific reporting obligations.

Currently, the Participant must declare the acquisition of Shares to DGPCIE for statistical purposes. The Participant must also declare the ownership of any Shares with the DGPCIE each January while the shares are owned. The relevant forms are Form D6 and, depending on the amount of assets, Form D8.

In addition, if the Participant perform transactions with non-Spanish residents or hold a balance of assets and liabilities with foreign parties higher than EUR 1,000,000, the Participant may be required to report such transactions and accounts to the Bank of Spain. The frequency (monthly, quarterly or annually) of the notification will vary depending on the total value of the transactions or the balance of assets and liabilities.

If the Participant holds assets or rights outside of Spain (including Shares acquired under the Plan), you may also have to file Form 720 with the tax authorities, generally if the value of your foreign investments exceeds €50,000. Please note that reporting requirements are based on what you have previously disclosed and the increase in value and the total value of certain groups of foreign assets.

Taiwan
Foreign Exchange Information.  Participant may acquire and remit foreign currency (including proceeds from the sale of Shares) into and out of Taiwan of up to US $5,000,000 per year. If this threshold is exceeded or if the transaction amount is TWD $500,000 or more in a single transaction or in certain other situations, Participant may be required to provide additional supporting documentation to the satisfaction of the remitting bank. Participant should consult with his or her personal advisor to ensure compliance with applicable exchange control laws in Taiwan.

Thailand
Repatriation Requirement. All proceeds from the sale of Shares must be remitted to Thailand and must be deposited or converted into Thai Baht with a commercial bank in Thailand within 360 days of receipt. In certain cases the inward remittance may then need to be reported to the Bank of Thailand, but this is typically handled by the receiving bank. Dividend payments (if any) will also be subject to this repatriation requirement unless they are reinvested pursuant to any Company dividend reinvestment program.

Foreign Exchange Information. In case of cash exercise of Options, Participant may be requested to submit certain supporting documentation to Participant’s commercial bank in relation to Participant’s Options; should Participant require copies of the Plan or other documentation for this purpose, please contact Participant’s local human resources representative. If the transfer of funds abroad exceeds US $1 million per annum, Participant must obtain approval from the Bank of Thailand to such remittance.

United Kingdom
Withholding of Tax.  This provision supplements Section 6 of the Stock Option Award: If payment or withholding of the Tax-Related Items is not made within ninety (90) days of the event giving rise to the Tax-Related Items (the “Due Date”) or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, the amount of any uncollected Tax-Related Items will constitute a loan owed by Participant to the Employer, effective on the Due Date. Participant agrees that the loan will bear interest at the then-current Official Rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable, and the Company or the employer may recover it at any time thereafter by any of the means referred to in Section 6 of the Stock Option Award. Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), Participant will not be eligible for such a loan to cover the Tax-Related Items. In the event that Participant is a director or executive officer and the Tax-Related Items are not collected from or paid by Participant by the Due Date, the amount of any uncollected Tax-Related Items will constitute a benefit to Participant on which additional income tax and national insurance contributions will be payable. Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime.

Vietnam
Cashless Exercise. Due to legal restrictions, Participant may exercise Participant’s Options via cashless exercise methods only.

Repatriation Requirement.  Any dividends and/or proceeds received upon the sale of Shares received under a Stock Option Award must be immediately repatriated to Vietnam.